Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Equity Trust

We consent to the use of our report dated July 28, 2008, incorporated herein by reference, on ING Index Plus LargeCap Equity Fund IX (formerly, ING Principal Protection Fund IX), a series of ING Equity Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 14, 2009